UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2014

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, San Lotus Holding Inc. (the “Company”) held its 2014 annual meeting of shareholders (the “Annual Meeting”) at which the Company’s shareholders elected five Class II directors to serve one year term.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its 2014 Annual Meeting, at which the Company’s shareholders (1) approved to adopt 2013 Annual Report and Financial Statement (2) elected four Class II directors to the Company’s board of directors (the “Board”) to serve one-year term or until the election and qualification of their successors; (3) approved to seek listing the Company’s shares on the Capital Market of NASDAQ;(4) approved  to seek an initial public offering thorough the capital market of NASDAQ;(5) ratified the appointment of KCC & Associates as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and 2013; and (6) elected Chang, Kai as a Class II Director. These proposals are described in more detail in the Company’s definitive proxy statement dated April 17, 2014.

Below are the voting tabulations for each proposal.

Proposal No. 1: Adoption of 2013 Annual Report and Financial Statements

For	Against	Abstain
163,543,629 69.23%

Proposal No. 2: Election of Four Class II Directors

	For	Against	Abstain
Chen, Chuang Chung			166,494,198 0.48%
Lai, Chia Ling	166,405,963 70.44%		88,235 0.04%
Wu, Tsung Lun	166,405,963 70.44%		88,235 0.04%
Yueh, Jung Lin	166,405,963 70.44%		88,235 0.04%
Kwong, Edwin	166,405,963 70.44%		88,235 0.04%

Proposal No. 3: Seeking to list on NASDAQ

For	Against	Abstain
166,494,198 70.48%

Proposal No.4: Seeking to conduct initial public offering thorough NASDAQ

For	Against	Abstain
166,494,198 70.48%

Proposal No.5: Ratification of the Appointment of KCC & Associates

For	Against	Abstain
166,405,963 70.44%		88,235 0.04%

Proposal No.6: Election of Chang, Kai as a Class II Director

For	Against	Abstain
163,543,629 69.23%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.
Dated: May 19, 2014
	By:	/s/ Chen, Li-Hsing
Chen, Li-Hsing
President and Chairman of the Board

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